UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

___________________

FORM 8-K
___________________

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

February 20, 2009

___________________

MECHANICAL TECHNOLOGY, INCORPORATED
(Exact name of registrant as specified in charter)

New York	0-6890	14-1462255
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

431 New Karner Road, Albany, New York 12205
(Address of Principal Executive Offices) (Zip Code)

(518) 533-2200
(Registrant’s telephone number, including area code)

___________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 - Entry into a Material Definitive Agreement.

On February 20, 2009, MTI MicroFuel Cells Inc. (“MTI Micro”), a majority-owned subsidiary of Mechanical Technology, Incorporated (the “Company”), entered into an Amendment No. 1 to Convertible Note and Warrant Purchase Agreement, Security Agreement and Secured Convertible Promissory Notes and Consent (the “Amendment No. 1”) with the Company and the other parties to those certain Convertible Note and Warrant Purchase Agreement (the “Purchase Agreement”), Secured Convertible Promissory Note Agreements (the “Bridge Notes”), Security Agreement (the “Security Agreement”) and Warrant Agreements (the “Warrants”), each dated as of September 18, 2008 (collectively, the “Bridge Documentation”). Pursuant to the Amendment No. 1, MTI Micro and the parties to the Bridge Documentation (the “Bridge Investors”) agreed to, among other things, amend the Bridge Documentation to permit MTI Micro to sell additional Bridge Notes and Warrants with an additional aggregate principal amount of up to $500,000 to additional investors, and to extend the Maturity Date (as defined in the Bridge Notes) from March 31, 2009 to May 31, 2009 (collectively, the “Bridge Amendments”). No other terms of the Bridge Documentation were amended. For additional information relating to the initial bridge financing, please see the Company’s Form 8-K filed September 18, 2008 and Exhibit 10.153 to the Company’s Form 10-Q for the quarter ended September 30, 2008.

On February 20, 2009, and following the effectiveness of the Amendment No. 1, MTI Micro borrowed an additional $500,000 from an existing Bridge Investor managed by Dr. Walter L. Robb, a member of the Company’s Board of Directors, bringing the aggregate outstanding principal amount borrowed under the Purchase Agreement, as amended, to $2,700,000, including conversion of outstanding debt totaling $700,000 owed to the Company.

At present, the Company does not currently expect to advance future resources to fund MTI Micro’s operations. Instead, MTI Micro is currently seeking external equity or debt investments to finance its operations. In addition to funds raised by MTI Micro to date pursuant to the Bridge Documentation, as amended, MTI Micro will be required to raise additional funds through the issuance of its equity or debt, and/or explore other strategic alternatives including, but not limited to, the sale of assets and/or the company. If MTI Micro is unable to raise additional financing, it may be required to discontinue its business operations.

This foregoing description of the terms of the Amendment No. 1 is not complete and is qualified in its entirety by the terms and conditions of the Amendment No. 1, which will be filed as exhibit to the Company’s Annual Report on Form 10-K for the year ended December 31, 2008.

Item 5.02 - Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Lim Agreement

On February 24, 2009, the Company and Peng K. Lim, Chairman and Chief Executive Officer of the Company and President and Chief Executive officer of MTI Micro, entered into a letter agreement (“Lim 2009 Letter Agreement”) amending certain terms of Mr. Lim’s current employment agreement dated December 31, 2008 (“Lim December 2008 Agreement”).

Pursuant to the Lim 2009 Letter Agreement, and in an effort to reduce the Company’s cash requirements, Mr. Lim agreed to defer an amount equal to $8,333 (or 28.57%) of his base salary per month commencing March 1, 2009 through the earlier to occur of May 31, 2009 or the initial closing of a Series A Preferred Stock financing of MTI Micro. In consideration of this salary deferral, Mr. Lim will be paid for such deferred salary amounts in equity interests in MTI Micro Series A Preferred Stock or MTI Micro common stock, or such deferred amounts, less appropriate tax withholdings, shall be converted into Bridge Notes and Mr. Lim shall become a Bridge Investor (as described above) as provided in the Lim 2009 Letter Agreement and subject to entry by Mr. Lim into the Bridge Documentation. In addition, Mr. Lim agreed to amend certain other terms of the Lim December 2008 Employment Agreement regarding the Company’s obligation to issue to Mr. Lim MTI Micro stock or a promissory note valued at $50,000, less applicable tax withholdings, in consideration for past services, his postponed annual salary increase, and his reduced salary for the months of January 2009 and February 2009, in order to correspond with the extended Maturity Date under the Bridge Amendments described above and to provide for the conversion of such amount into Bridge Notes under certain conditions as provided in the Lim 2009 Letter Agreement. All other terms of the Lim December 2008 Employment Agreement remain unchanged.

A copy of the Lim 2009 Letter Agreement will be filed as an exhibit to the Company’s Annual Report on Form 10-K for the year ended December 31, 2008.

Prueitt Agreement

On February 24, 2009, MTI Micro and James K. Prueitt, Vice President of Engineering and Operations of MTI Micro, entered into a letter agreement (“Prueitt 2009 Letter Agreement”) amending certain terms of Mr. Prueitt’s current employment agreement dated December 31, 2008 (“Prueitt December 2008 Agreement”).

Pursuant to the Prueitt 2009 Letter Agreement, and in an effort to reduce the Company’s cash requirements, Mr. Prueitt agreed to defer an amount equal to 10% of his monthly base salary per month ($1,569.16 per month) commencing March 1, 2009 through the earlier to occur of May 31, 2009 or the initial closing of a Series A Preferred Stock financing of MTI Micro. In consideration of this salary deferral, Mr. Prueitt will be paid for such deferred salary amounts in equity interests in MTI Micro Series A Preferred Stock or MTI Micro common stock, or such deferred amounts, less appropriate tax withholdings, shall be converted into Bridge Notes and Mr. Prueitt shall become a Bridge Investor (as described above) as provided in the Prueitt 2009 Letter Agreement and subject to entry by Mr. Prueitt into the Bridge Documentation. All other terms of the Prueitt December 2008 Agreement remain unchanged.

A copy of the Prueitt 2009 Letter Agreement will be filed as an exhibit to the Company’s Annual Report on Form 10-K for the year ended December 31, 2008.

SIGNATURES

Pursuant to the requirement of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MECHANICAL TECHNOLOGY, INCORPORATED

Date: February 25, 2009		By:	/s/ PENG K. LIM
	Name:		Peng K. Lim
	Title:		Chairman and Chief Executive Officer